Exhibit (a)(5)(D)

                                    SEARS

                           Sears, Roebuck and Co.

                  Acquisition of Lands' End Analyst Briefing

                           Sears, Roebuck and Co.


                          Acquisition of Lands' End
                              Analyst Briefing
                                May 13, 2002



Forward Looking Statements
-----------------------------------------------------------------------------

This presentation includes forward looking statements, concerning the outlook for the remainder of 2002 and expectations about the company's plans and the impact of the Lands' End acquisition. The statements are based upon assumptions about the future, which are subject to risks and uncertainties, such as changes in consumer confidence, competitive conditions in the retail industry, changes in bankruptcy delinquency and charge-off trends, interest rates, and other credit trends, successful execution of and customer reactions to the company's products and strategic initiatives, including the fall line store strategy and the proposed acquisition of Lands' End; Sears ability to integrate and operate Lands' End successfully. Actual results could differ materially. The company intends these statements to speak only as of the date of this presentation and does not undertake to update them as more information becomes available.



Additional Information
-----------------------------------------------------------------------------

This presentation is neither an offer to purchase nor a solicitation of an offer to sell securities of Lands' End. At the time the offer is commenced, Sears will file a tender offer statement with the U.S. Securities and Exchange Commission and Lands' End will file a solicitation/recommendation statement with respect to the offer. Investors and Lands' End stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender documents) and the related solicitation/recommendation statement because they will contain important information. These documents will be available at no charge at the SEC's website at www.sec.gov and may also be obtained by calling (800) 732-7780, and selecting option #3.


Agenda
-----------------------------------------------------------------------------

o      Executive Summary

o      Lands' End - Overview

o      Strategic Positioning

o      Integration Plan

o      Summary



Agenda
-----------------------------------------------------------------------------

 ---------------------------
  o      Executive Summary
 ---------------------------

  o      Lands' End - Overview

  o      Strategic Positioning

  o      Integration Plan

  o      Summary



Executive Summary
-----------------------------------------------------------------------------

o  Sears has entered into a definitive acquisition agreement with Lands End
     - Important milestone in Sears history
     - Joins two very strong and profitable companies
     - Cash transaction totaling $1.9B, $62 per share

o    Lands' End is a great fit
     - Outstanding brand equity, product quality
     - Established customer relationships
     - Excellent infrastructure and capabilities

o  Accelerates progress towards building a new Sears
     - Fills gap in current assortment
     - Enhances growth prospects of Full-Line Stores and Customer Direct





Agenda
-----------------------------------------------------------------------------

  o      Executive Summary
 -------------------------------
  o      Lands' End - Overview
 -------------------------------
  o      Strategic Positioning

  o      Integration Plan

  o      Summary



Lands' End - Overview
-----------------------------------------------------------------------------

Background             o    Founded in 1963 by Gary Comer in Chicago
                       o    $1.6B in Revenue; $67M Net Income
                       o    Over 8,300 employees worldwide

Market                 o    Primary distribution channel is direct to consumer
                       o    Largest U.S. specialty apparel catalog company
                       o    Largest internet seller of apparel


Product                o    Classically styled Men's, Women's and Kid's apparel
                       o    Reputation for quality, satisfaction guaranteed




Lands' End Customer Base
-----------------------------------------------------------------------------

Affluent               o    Demographic overlap with Sears hardlines customer
                            (but limited softlines overlap)

Loyal                  o    Average spend per customer over $200/yr
                       o    High customer retention rate

Large &                o    33M customer file
Growing                o    Strong growth in active customer base




U.S. Major Apparel Companies
-----------------------------------------------------------------------------

                              2001 Revenue ($M)
                              -----------------

Jones Apparel      Liz      Polo Ralph      Tommy      Eddie     Lands'     Abercrombie     LL Bean        J. Crew
  Group         Claiborne    Lauren        Hilfiger    Bauer      End         & Fitch                       Group
   4,073         3,449        2,266         1,849      1,599    1,,569         1,365         1,067            741




Well Established Direct to Customer Business
-----------------------------------------------------------------------------

                                2001 Revenue
                                ------------

Distribution Channel                                     Business Segment*
--------------------                                     -----------------

 Internet     Catalog & Retail                    International       Specialty
 $317.M          $1,242M                              $142              $433M
  21%              79%                                 10%                30%
                                                               Apparel
                                                                $873M
                                                                  60%

Notes:
-----
International: Includes UK, Germany and Japan
Retail: 16 Outlets in U.S.; 4 abroad
* Excludes shipping and handling revenue




Lands' End - A Strong Fit With Sears
-----------------------------------------------------------------------------

Great Company

o    Strong heritage; represents quality, satisfaction guaranteed.
o    Exceptional multi-channel capabilities
o Best-in-class product development, quality, fulfillment, customer service, and database capabilities

Great Brand
o    High brand awareness and equity
o    Strong customer loyalty
o    Significant growth prospects

Great Fit with Apparel Strategy
o    Adds recognized brand
o    Creates differentiation and Sears-specific draw
o    Improves quality, consistency, and value of offering


Agenda
-----------------------------------------------------------------------------

o    Executive Summary

o    Lands' End - Overview
------------------------------
o    Strategic Positioning
------------------------------
o    Integration Plan

o    Summary




Lands' End - An Important Element In Our Proprietary Brand Offering
-----------------------------------------------------------------------------

                                    SEARS
                 Quality, Value Satisfaction Guaranteed


Hardlines                                                  Softlines
---------                                                  ---------

Craftsman                                                  Lands' End

Kenmore                                                    Covington

The Next Generation                                        Canyon River
DieHard
                                                           apostrophe(R)




SEARS   Quality, Value, Satisfaction Guaranteed
-----------------------------------------------------------------------------

Craftsman                                           Lands' End
                                                       Direct Merchants
Kenmore
                        GE          Nike            Covington
The Next Generation
DieHard                             Levi's          Dockers'
                       BOSE
MAYTAG                                              Canyon River
                       Whirlpool    JOHN HENRY
GOODYEAR                                            Mudd             Hanes

MICHELIN               SONY         apostrophe(R)   carter's
                                                    celebrating imagination(TM)



Sears and Lands' End
-----------------------------------------------------------------------------

Positioning                o  Sears "Best" quality flagship apparel brand
                           o  Same great quality product that customers find in
                              the catalog today

Target                     o  Existing:
                              -  Lands' End customers
                              -  Sears hardlines, non-apparel customers
                              -  Sears apparel customer
                           o  New customers

Product                    o  Available in all Full-line Stores
                           o  Best sellers and focused key items
                           o  Offerings in Women's, Men's, and Kid's




Proprietary Brand Positioning -  Future State
-----------------------------------------------------------------------------
                                                         Women's Future State

                       ---------------------------------------------------------
          |                   Career             |               Casual
          |            --------------------------|------------------------------
          |                                      |
          |     Update       Apostrophe          |
          |            --------------------------|------------------------------
          |    Classic       Laura Scott         |     Covington
Lifestyle |                           Lands' End |         Lands' End
          |            --------------------------|------------------------------
          |Traditional       Modern Essentials   |         Classic Elements
          |                                      |
          |            ------------|-------------|---------------|--------------
          |           Good      Better     Best  | Good        Better       Best
          |                                      |
                      --------------------------- ------------------------------
                         Price/Quality                     Price/Quality



Sears and Lands' End
-----------------------------------------------------------------------------

In Store          o  Prominent integrated positioning in Women's, Men's and
Experience           Kid's assortment
                  o  Ability to return Lands' End product from catalog/online to Sears Full-Line Stores


Pricing           o  Everyday competitive pricing with seasonal clearance
                  o  Consistent with Lands' End catalog/online pricing

Marketing         o  Increased brand awareness through integrated marketing
                     program


Sears Will Help Lands' End Grow
-----------------------------------------------------------------------------

o    Broad retail access

o    Increased brand awareness
     -   Increased marketing investment
     -   Product presence in approximately 870 Full-line stores
     -   Inclusion in up to 90M pre-prints per week
     -   Inserts in 26M credit card statements per month

o    Targeted prospecting of 130M Sears customers

o    3M+ unique visitors to sears.com each month

o    Logical brand expansions (e.g. sporting gear, camping, patio...)





Agenda
-----------------------------------------------------------------------------

o      Executive Summary

o      Lands' End - Overview

o      Strategic Positioning
---------------------------------
o      Integration Plan
---------------------------------
o      Summary





Integration Plan
-----------------------------------------------------------------------------

o    Core Lands' End business to remain intact
     -    Organizational structure will remain largely unchanged
     -    Will assume responsibility for Sears Customer Direct businesses

o    Sears to leverage Lands' End capabilities
     -    Product development
     -    Quality

o    Capture "easy" cost synergies
     -    Paper and non-merchandise procurement
     -    Administrative SG&A

o    Highly structured / programmatic approach
     -    Fully resourced team
     -    Extensive management experience



Transaction Detail
-----------------------------------------------------------------------------

o    Cash transaction totaling $1.9B, $62 per share
     - Premium of 21.5% over Friday's close of $51.02 and a 26% premium vs. the 90-day average of $49.03

o    Transaction to close this summer

o    Minimal incremental leverage to Sears to fund purchase
     -    Lands' End has no public market debt
     -    Transaction has been reviewed with rating agencies

o    Maintaining previous 2002 comparable EPS growth guidance of 17%
     -    No material impact to 2002 or 2003 earnings
     -    No special charge for transaction




Agenda
-----------------------------------------------------------------------------

o      Executive Summary

o      Lands' End - Overview

o      Strategic Positioning

o      Integration Plan
--------------------------------
o      Summary
--------------------------------



Summary
-----------------------------------------------------------------------------

o    Lands' End is an outstanding fit with Sears

     -    Common brand heritage representing outstanding quality and value

     - Strength in casual, classic merchandise dovetails with Sears apparel strategy

     -    Excellent infrastructure and business capabilities

o    Enhances both companies' growth prospects

     -    Accelerates Customer Direct growth for both Sears and Lands' End

     -    Provides exclusive retail distribution channel for Lands' End

     -    Competitively differentiates Sears Apparel offerings

              SEARS                                 LANDS' END